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                                                           EXHIBIT 10.18


                                  BILL OF SALE

      CVC PRODUCTS, INC., a New York Corporation, having its offices at 525 Lee Road, Rochester, New York 14606 (the "Company") for and in consideration of the sum of One ($1.00) Dollar, the receipt of which is hereby acknowledged, for itself, convey, transfer, set over and assign to the COUNTY OF MONROE INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation duly organized and existing under the laws of the State of New York, having its principal office at Suite 500, Two State Street, Rochester, New York 14614 (the "Agency"), and its successors and assigns, all of its right, title and interest, of whatever kind, in and to the Building and the Equipment and Fixtures acquired and installed and/or to be acquired and installed in or as part of the Facility (as defined in the Amended and Restated Lease Agreement dated as of September 29, 1997 between the Company and the Agency), and all building materials delivered to the Facility to be used for the completion of the acquisition, construction and equipping of the Facility. This Bill of Sale shall become effective as to each item of the building and the equipment, fixtures and building materials as and when the same are delivered to the site of the Facility or installed in the Facility.

      All capitalized terms used herein, unless otherwise defined, shall have the meaning ascribed to such terms in the Lease Agreement.

      IN WITNESS WHEREOF, the party hereto has caused this Bill of Sale to be signed this 29th day of September, 1997.

                                        CVC PRODUCTS, INC.


                                    By: /s/ Emilio O. DiCataldo
                                        -----------------------------------
                                        Emilio O. DiCataldo, Senior Vice
                                        President & Chief Financial Officer

STATE OF NEW YORK )
COUNTY OF MONROE  ) ss.:

      On the 29th day of September, 1997, before me personally came EMILIO O. DiCATALDO, to me personally known, who being by me duly sworn, did depose and say that he resides at 11A Ling Rd., Rochester, New York; that he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in and which executed the foregoing instrument; that he is duly authorized by said corporation to sign his name and did sign his name thereto by virtue of said authority.


                                                   /s/ Kevin V. Recchia
                                              ---------------------------------
                                                        Notary Public

                                                       KEVIN V. RECCHIA
                                               Notary Public, State of New York
                                                       No. 02RE5004856
                                                  Qualified in Monroe County
                                              Certificate Filed in Monroe County
                                               Commission Expires Nov. 23, 1998